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                                                                  EXHIBIT 10.23

                             CALL OPTION AGREEMENT


         THIS CALL OPTION AGREEMENT ("Agreement") granted as of February 9, 1999, by and between BASF Fina Petrochemicals Limited Partnership (LP), Fina Oil and Chemical Company ("Fina"), BASF Corporation ("BASF") (collectively "Fina/BASF"); and TE Products Pipeline Company, Limited Partnership ("TEPPCO");

                                  WITNESSETH:

         WHEREAS, Fina/BASF have entered into a Services and Transportation Agreement ("Transportation Agreement") with TEPPCO dated as of the date of this Agreement pursuant to which TEPPCO will design, engineer, construct, install, and operate certain Pipeline Facilities through which Fina/BASF agrees to ship or caused to be shipped certain guaranteed volumes of Products; and

         WHEREAS, Fina/BASF has requested and TEPPCO is willing to grant Fina/BASF a call option to acquire for cash the Pipeline Facilities pursuant to the terms hereof;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Definitions. Terms capitalized but not defined in this Agreement shall have the meaning given to such term in the Transportation Agreement unless the context of such term as used herein requires otherwise.

         2.   Grant of Option.

              (a) TEPPCO hereby grants to Fina/BASF an irrevocable

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call option (the "Option") to purchase and acquire from TEPPCO all the Pipeline
Facilities based on the buyout schedule attached hereto as Exhibit A and by this reference made a part hereof. If Fina, BASF and/or LP have an Excess Product Volume balance at the time of the Closing, then the buyout schedule in Exhibit A shall be reduced by a total amount determined by multiplying such Excess Product Volume by the applicable Transportation Charges under which such Excess Product Volumes were transported by TEPPCO.

              (b) This Agreement shall become operative and in full force and effect as of the Commencement Date and unless sooner terminated as herein provided, shall terminate forty (40) years from the Commencement Date ("Initial 40-Year Term"). Fina/BASF shall have the right to extend this Agreement from year-to-year ("Renewal Term") following the Initial 40-Year Term and any Renewal Term upon giving TEPPCO written notice not less than 180 days prior to the end of the Initial 40-Year Term or any Renewal Term, as the case may be, of Fina/BASF's desire to so extend this Agreement and the payment to TEPPCO of $100.00 for such extension.

              (c) In addition to the provisions of Section 5(i), the Option may only be revoked and this Agreement terminated by TEPPCO if Fina/BASF or their successors and assigns have not transported any Product under the Tariff for a period of not less than six consecutive Months and the Transportation Agreement has been terminated.

         3.   Exercise of Option.

              (a) The Option may be exercised by Fina/BASF by written

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notice to TEPPCO, provided Fina/BASF shall not be in material default in the performance of their obligations set forth in the Transportation Agreement. Such notice must be given not later than 180 days prior to the commencement of the Contract Year for which the purchase price is to be determined in accordance with Exhibit A and Section 2(a) hereof and must be contemporaneously given by or on behalf of all the parties constituting Fina/BASF hereunder. Such notice shall specify a place and a date for the closing ("Closing") which date shall not be earlier than the first day of the applicable Contract Year nor later than the fifteenth day from the commencement of the applicable Contract Year. The Closing will be postponed if required to comply with the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended ("HSR Act").

              (b) Fina/BASF shall have the right to exercise the Option at any time after the twentieth Contract Year by giving TEPPCO at least 180 days written notice of its intention to exercise the Option. The notice shall specify a place and a date for the Closing. The Closing will be postponed if required to comply with the required waiting period under the Hart-Scott-Rodino Act. The purchase price shall be $4 million, subject to the provisions of
Section 2(a) hereof.

         4. Closing. In the event Fina/BASF exercises the Option, Fina/BASF will make payment to TEPPCO on the date of the Closing of the purchase price for the Pipeline Facilities as determined in accordance with Exhibit A and
Section 2(a) hereof, in immediately


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available funds by wire transfer to a bank account of TEPPCO designated by
TEPPCO. TEPPCO will deliver to Fina/BASF all necessary documentation evidencing the assignment and transfer of the Pipeline Facilities to Fina/BASF on an "AS IS, WHERE IS" basis WITH ALL FAULTS. Except as provided in Paragraph 5,such transfer documents shall expressly disclaim and negate ALL WARRANTIES, EXPRESS OR IMPLIED OR STATUTORY, REGARDING THE PROPERTY TRANSFERRED INCLUDING WITHOUT LIMITATION, (i) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DESIGN, PERFORMANCE, CONDITION, CERTIFICATE, MAINTENANCE, OR SPECIFICATION, AND (ii) ANY INFORMATION, DATA, OR OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED BY OR ON BEHALF OF TEPPCO TO FINA/BASF, AND FINA/BASF WILL HAVE SOLE RESPONSIBILITY FOR ANY ACTION TAKEN BY FINA/BASF, OR BY OTHERS RELYING ON FINA/BASF'S ADVICE, BASED ON SUCH RECORDS.

         5.   Investigation of Pipeline Facilities.

              (a) Access to Information. Immediately following the exercise of the Option and until the Closing, (i) TEPPCO shall permit Fina/BASF and its respective representatives ("Fina/BASF's Representatives") to examine TEPPCO's records (other than litigation, financial and accounting records) with respect to the Pipeline Facilities, including, but not limited to, all files, abstracts of title, title opinions, title files, ownership maps, rights-of-way maps, rights-of-way agreements, licenses, leases and documents of title, safety, maintenance and operating manuals, facility response plans, system pressure logs, cathodic protection


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records, inspection records, records concerning the construction, repair and maintenance of the Pipeline Facilities, records pertaining to environmental issues, and all other property or operation records, all engineering and other records, and all other contracts, agreements and documents relating to the Pipeline Facilities, insofar as the same are in TEPPCO's or its Affiliates' possession or control, or insofar as TEPPCO or its Affiliates have access to the same, and to the extent in each case that TEPPCO may do so without violating legal constraints or any legal obligation, (ii) TEPPCO shall permit Fina/BASF's Representatives to interview TEPPCO's and its Affiliates' employees as well as the employees of Contractor and any Subcontractor, provided such Contractor and Subcontractor allow such interview, with respect to the Pipeline Facilities, and (iii) TEPPCO shall cooperate with Fina/BASF's Representatives in connection with their interviews and examination of such records and other items. TEPPCO agrees to use Best Efforts to fully disclose to Fina/BASF all knowledge in its possession regarding all material matters affecting the Pipeline Facilities which a reasonably prudent purchaser of the Pipeline Facilities would want to know.

              (b) Access to Property. Immediately following the exercise of the Option until the Closing, and subject to any required consent of any Third Party, TEPPCO shall grant Fina/BASF and Fina/BASF's Representatives access to the lands on which the Facilities are located and the right to observe all operations thereon, to visually inspect and examine the Pipeline Facilities


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and to conduct environmental audits, inspections and other non-invasive investigations thereon as reasonably necessary for Fina/BASF to evaluate the physical and environmental condition of the Pipeline Facilities (collectively, "Investigations"). Fina/BASF shall conduct the Investigations in accordance with all applicable Laws and in accordance with the standards commonly employed by professionals conducting investigations of such type with respect to properties similar to the Pipeline Facilities and in accordance with all applicable and reasonable requirements of TEPPCO.

              (c) Environmental Investigation. Immediately following the exercise of the Option until Closing, Fina/BASF and Fina/BASF's Representatives may conduct Investigations of the Pipeline Facilities with respect to environmental matters and the lands on which they are located, and in the event that the consent of any landowner is required prior to conducting any such Investigation, then TEPPCO shall assist Fina/BASF in obtaining any such consents. However, Fina/BASF shall not conduct any invasive Investigations including without limitation, core sampling of the surrounding soils or testing of ground water in the area surrounding the Pipeline Facilities without TEPPCO's prior written consent. TEPPCO shall have the right to have a representative of TEPPCO present during any environmental Investigation and TEPPCO shall have the right to approve all testing protocols.

              (d) Notice. Fina/BASF shall provide to TEPPCO a minimum of seventy-two (72) hours notice prior to entering the Facilities


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or any other property of TEPPCO to conduct any examination or Investigation under this Section 5. The notice shall specify, as applicable, the locations where the examination or Investigation is to be conducted, the activities proposed to be conducted, any personnel of TEPPCO whom Fina/BASF wishes to interview, and the estimated length of time necessary to accomplish the examination or Investigation. The notice shall also specify an official representative of Fina/BASF whom TEPPCO may contact to discuss the access sought and the examinations or Investigations proposed to be conducted. Upon receipt of such notice, TEPPCO shall allow Fina/BASF and Fina/BASF's Representatives to enter the Pipeline Facilities or such other property of TEPPCO during normal business hours to conduct such examinations and Investigations, as long as Fina/BASF's activities shall not unreasonably interfere with TEPPCO's operations or business and the other requirements of this Section 5 are observed.

              (e) Restoration of Property. Upon completion of its examinations and Investigations, if any, Fina/BASF shall promptly restore all of TEPPCO's property to its original condition immediately prior to such examinations and Investigations to the extent practical and remove all equipment and materials brought onto TEPPCO's property by Fina/BASF or Fina/BASF's Representatives.

              (f) Protection of Persons. Fina/BASF shall be responsible for the conduct and protection of all Persons involved in such examinations and Investigations and studies. Fina/BASF will undertake all measures reasonably necessary or appropriate to


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protect such Persons and any other Persons on TEPPCO's property during any such examinations and Investigations. TEPPCO shall not have any right to control and shall not exercise any responsibility with respect to such examinations and Investigations.

              (g) Confidentiality. Fina/BASF shall use its best efforts to maintain the confidentiality of all information and documentation obtained pursuant to this Section 5 and shall restrict the dissemination and circulation of all information and documentation regarding the environmental and physical condition of TEPPCO's property to the smallest number of people reasonably practicable for Fina/BASF and Fina/BASF's Representatives to complete their evaluation of the environmental and physical condition of the Pipeline Facilities. If Fina/BASF for any reason does not acquire the Pipeline Facilities, Fina/BASF will use its Best Efforts to cause all notes, samples, reports, analyses, correspondence, and all other documents relating to the environmental and physical condition of the Pipeline Facilities to be destroyed and, if requested by TEPPCO following such termination, shall furnish TEPPCO, within thirty (30) days following the date of Fina/BASF's receipt of such request, a written certificate to the effect that to the best of Fina/BASF's information, knowledge and belief based on Best Efforts inquiry all such items have been destroyed.

              (h) INDEMNIFICATION. FINA/BASF SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS TEPPCO AND ITS AFFILIATES FROM AND AGAINST ANY AND ALL LIABILITIES RESULTING FROM CLAIMS AND LOSSES FOR PERSONAL



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INJURY OR DEATH OR PROPERTY DAMAGE ARISING OUT OF THE CONDUCT OF FINA/BASF'S
EXAMINATIONS AND INVESTIGATIONS PURSUANT TO THIS SECTION 5.

              (i) Right to Withdraw. At any time prior to Closing, if Fina/BASF determines in its sole judgment, based on its Investigations that it does not desire to acquire the Pipeline Facilities, Fina/BASF upon written notice to TEPPCO may withdraw its exercise of the Option, and the Closing shall be cancelled. Upon Fina/BASF's withdrawal of the exercise of the Option, this Agreement shall terminate and neither Party shall have any liability to the other for any matters due to the cancellation of the Closing or the termination of this Agreement, except for (1) any restoration pursuant to the provisions of paragraph 5(e), (2) the confidentiality obligations of Fina/BASF under Section 5(g), and (3) any indemnification obligations pursuant to the provisions of
Section 5(h).

         6. Representations and Warranties of TEPPCO. TEPPCO hereby represents and warrants to Fina/BASF as follows (such representations and warranties being deemed repeated at the Closing):

              (a) Due Power, Authorizations, etc. TEPPCO has the requisite power and authority to enter into and perform this Agreement. This Agreement has been duly authorized by all necessary action on the part of TEPPCO and has been duly executed by a duly authorized officer of Texas Eastern Products Pipeline Company, the general partner of TEPPCO.


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              (b) Conflicting Instruments. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate or result in any violation of or be in conflict with or constitute a default under any term of the Limited Partnership Agreement of TEPPCO or of any judgment, decree, order, statute, rule or governmental regulation applicable to TEPPCO.

              (c) Property. TEPPCO shall deliver, transfer, assign and convey the Pipeline Facilities free and clear of liens and encumbrances that would have a material adverse effect on the operation of the Pipeline Facilities, and TEPPCO shall remove any liens and encumbrances that can be fully discharged by the payment of money.

              (d) Easements. TEPPCO represents and warrants that all easements, rights-of-way, permits and licenses will be in full force and effect with respect to TEPPCO's ownership and operation of the Pipeline Facilities.

         7.   Documents to be Delivered at Closing

              At or prior to the Closing, TEPPCO shall deliver to Fina/BASF the following documents in original form or if original form is not available, the next best evidence of same that are in TEPPCO's possession and which pertain to the Pipeline Facilities:

              (a) Leases, easements, rights-of-way, rights-of-entry and access, environmental permits and other permits, licenses and governmental agency reports submitted by TEPPCO, franchises and other pertinent documents;


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              (b) Fully executed assignments of all rights-of-way agreements and easement agreements which cover the Pipeline Facilities; and, subject to the provisions set forth below, consents to the assignments where necessary to permit TEPPCO to assign such rights-of-way and easement agreements to Fina/BASF. TEPPCO shall be responsible for all administrative costs in obtaining such consents to assignment. Such administrative costs shall include, but not be limited to, filing fees, travel, expenses, labor cost of employees or contractors to contact grantors of the easements to be assigned and attorneys' fees in preparation of conveyance instruments. Fina/BASF shall be responsible for any consideration to be paid to any grantor of an easement for that grantor's consent to the assignment of such easement to Fina/BASF. In that regard, TEPPCO shall not agree to such a consideration payment with any grantor without Fina/BASF's approval, which approval or disapproval shall be promptly made by Fina/BASF after TEPPCO makes a request for a decision. In the event TEPPCO is unable to get a consent to an assignment, Fina/BASF shall be responsible for any condemnation or other action necessary to acquire such rights-of-way;

              (c) Surveys, plans, maps, drawings, certificates, inspection and maintenance records and specifications of the Pipeline Facilities;

              (d) Technical and service manuals relating to the operation and maintenance of the Pipeline Facilities;

              (e) Fully executed rights-of-way agreements granting


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Fina/BASF easements across TEPPCO's fee simple property on which the Pipeline
Facilities are situated. The basic terms of such rights-of-way agreements shall include that grantor shall not have the right to relocate the pipeline and appurtenances except upon consent of grantee, that grantor shall provide grantee a direct and reasonably convenient access to the easement area and grantor represents that the easement is capable of being used for its intended purpose and that there are not paramount interests to which the easement is subject that interfere with grantee's use for the intended purpose. The foregoing terms shall be in addition to such other reasonable and customary easement provisions granted to third parties for pipeline operations on fee simple property owned by TEPPCO; and

              (f) All additional documents or instruments that TEPPCO's counsel and Fina/BASF's counsel may mutually determine are reasonably necessary for the proper consummation of the transaction contemplated by this Agreement.

         8. TEPPCO Covenants. So long as the Option remains in effect, TEPPCO covenants and agrees that:

              (a) TEPPCO shall operate the Pipeline Facilities only in a usual, regular and ordinary manner; and

              (b) TEPPCO will not take any action or enter into any agreement which would have the effect of frustrating or adversely affecting Fina/BASF's rights under this Agreement to acquire the Pipeline Facilities. From the time of the exercise of the Option until Closing, TEPPCO shall not undertake any actions as would

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adversely change or alter its rights relative to the Pipeline Facilities.
TEPPCO's representations as to the Pipeline Facilities will be based upon TEPPCO having made a diligent inquiry and investigation into the matters with respect to which the representations are given.

         9. Fina/BASF Covenant. In the event that Fina/BASF exercises the Option and acquires the Pipeline Facilities, Fina/BASF represents and covenants that it will continue to operate the Pipeline Facilities after any such acquisition and that the Pipeline Facilities will be operated as common carrier pipeline facilities in all respects.

         10.  Environmental Indemnities.

              (a) FINA/BASF INDEMNITY. AT CLOSING FINA/BASF SHALL ASSUME, INDEMNIFY AND HOLD TEPPCO HARMLESS AGAINST ALL ENVIRONMENTAL LIABILITIES RELATED TO THE PIPELINE FACILITIES THAT ARE ATTRIBUTABLE TO A FACT OR EVENT WHICH OCCURS ON OR AFTER CLOSING.

              (b) TEPPCO INDEMNITY. AT CLOSING TEPPCO SHALL RETAIN, INDEMNIFY AND HOLD FINA/BASF HARMLESS AGAINST ALL ENVIRONMENTAL LIABILITIES RELATED TO THE PIPELINE FACILITIES THAT ARE BASED ON A FACT OR EVENT WHICH OCCURRED PRIOR TO CLOSING.

              (c) Change in Laws. Notwithstanding anything herein to the contrary, any indemnification by TEPPCO under this Agreement for any Losses to Fina/BASF for Environmental Liabilities shall be deemed to specifically exclude, and neither TEPPCO nor its Affiliates shall be liable for any Losses to Fina/BASF for


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Environmental Liabilities resulting from a change in any Laws including
Environmental Laws on or after the Closing.

              (d) Remediation. To the extent that remediation is required under TEPPCO's Indemnity obligations pursuant to Section 10(b), TEPPCO shall be responsible for and perform or cause to be performed all such remediation activities. TEPPCO, in its sole judgment, shall determine the proper protocol and plans for any such remediation and clean up work and shall be responsible for conducting such work in accordance with applicable Environmental Laws.

              (e) (1) TEPPCO's indemnity obligation under Section 10(b) shall survive Closing for a period of five (5) years, provided that such indemnification obligation shall continue as to any matter which Fina/BASF has properly asserted a Claim under Section 10(f) during such five (5) year period.

                  (2) Fina/BASF's indemnity obligations under Section 10(a) shall survive Closing without limitation.

                  (3) In the event Fina/BASF sells or otherwise transfers the Pipeline System to a Third Party both Fina/BASF's indemnity obligations and TEPPCO's indemnity obligations under Sections 10(a) and 10(b) of this Agreement, respectively, shall thereupon terminate.

              (f) All claims for indemnification by a party under this Section 10 (the party claiming indemnification and the party against whom such claims are asserted being hereinafter called the "Indemnified Party" and the "Indemnifying Party," respectively)


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shall be asserted and resolved as follows:

              (1) In the event that any Claim for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, such Indemnified Party shall, within 45 calendar days of the receipt thereof, give notice (the "Claim Notice") to the Indemnifying Party of such Claim, specifying the nature of and specific basis for such Claim and the amount or the estimated amount thereof to the extent then feasible, which estimate shall not be binding upon the Indemnifying Party in its effort to collect the final amount of such Claim. The failure to so notify the Indemnifying Party of any such Claims shall relieve the Indemnifying Party from liability that it may have to the Indemnified Party under the indemnification provisions contained in this
Section 10, but only to the extent of the loss directly attributable to such failure to notify, and shall not relieve the Indemnifying Party from any liability that it may have to the Indemnified Party otherwise than under this
Section 10.

              (2) The Indemnifying Party shall be given the opportunity, at its cost and expense, to contest and defend by all appropriate legal proceedings any Claim with respect to which it is called upon to indemnify the Indemnified Party under the provisions of this Agreement; provided, however, that notice of the intention so to contest and defend shall be delivered by the Indemnifying Party to the Indemnified Party within thirty (30) days following receipt of the notice provided for in Section 10(f)(1) above. If



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the Indemnifying Party does not give notice to the Indemnified Party of its election to contest and defend any such Claim within such period then the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party and shall be responsible for all costs incurred in connection therewith. The Claim which the Indemnifying Party elects to contest and defend may be conducted in the name and on behalf of the Indemnifying Party or the Indemnified Party as may be appropriate. Such Claim shall be conducted by counsel employed by the Indemnifying Party who shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party shall have the right to participate in such Claim and to be represented by counsel of its own choosing at its cost and expense. If the Indemnified Party joins in any such Claim, the Indemnifying Party shall have full authority to determine all action to be taken with respect thereto; provided that if the Indemnifying Party reserves its rights with respect to its indemnification obligations under this Agreement as to such Claim, then the Indemnified Party shall have the full authority to determine all action to be taken with respect thereto. At any time after the commencement of defense of any Claim, the Indemnifying Party may request the Indemnified Party to agree in writing to the abandonment of such contest or to the payment or compromise by the Indemnifying Party of the asserted Claim, provided the Indemnifying Party agrees in writing to be solely liable for all losses relating to such Claim; whereupon such action shall be taken unless the Indemnified Party determines that the

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contest should be continued and notifies the Indemnifying Party in writing within fifteen (15) days of such request from the Indemnifying Party. In the event that the Indemnified Party determines that the contest should be continued, the amount for which the Indemnifying Party would otherwise be liable hereunder shall not exceed the amount which the Indemnifying Party had agreed to pay in payment or consideration of such Claim, provided the other Person to the contested Claim had agreed in writing to accept such amount in payment or compromise of the Claim as of the time the Indemnifying Party made its request therefor to the Indemnified Party, and further provided that, under such proposed compromise, the Indemnified Party would be fully and completely released from any further liability or obligation with respect to the matters which are the subject of such contested Claim.

              (3) If requested by the Indemnifying Party, the Indemnified Party agrees, at the Indemnifying Party's expense, to cooperate with the Indemnifying Party and its counsel in contesting any Claim that the Indemnifying Party elects to contest, or, if appropriate and related to the Claim in question, in making any counterclaim against the Person asserting the Claim, or any cross-complaint against any Person other than an Affiliate of the Indemnified Party.

              (4) If any Indemnified Party should have a Claim against the Indemnifying Party hereunder that does not involve a Claim being asserted against or sought to be collected from it by a Person not a party to this Agreement, the Indemnified Party shall


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send a Claim Notice with respect to such Claim to the Indemnifying Party. If the Indemnifying Party disputes such Claim, such dispute shall be resolved by agreement or otherwise.

              (5) The Indemnified Party agrees to afford the Indemnifying Party and its counsel the opportunity, at the Indemnifying Party's expense, to be present at, and to participate in, conferences with all Persons asserting any action against the Indemnified Party and conferences with representatives of or counsel for such Persons.

         11.  Miscellaneous.

              (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

              (b) Further Assurances. From time to time after the Closing date, at Fina/BASF's reasonable request and at Fina/BASF's sole expense, TEPPCO will execute and deliver all such other instruments of conveyance, assignment, transfer and delivery and take all such other actions as Fina/BASF may reasonably request in order to more fully effectuate this Agreement, and to place Fina/BASF in possession and control of the Pipeline Facilities and any properties and rights thereof, or assist in the collection or reduction to possession of any and all such assets, properties or rights or to enable Fina/BASF to exercise and enjoy all rights and


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benefits of TEPPCO with respect thereto. In connection with any such conveyance, assignment, transfer or delivery, Fina/BASF shall reimburse TEPPCO for any costs and expenses TEPPCO incurs as a result of any such assistance to Fina/BASF pursuant to this paragraph 11(b), except for any administrative costs incurred by TEPPCO pursuant to Section 7(b).

              (c) EXCEPT AS PROVIDED IN SECTION 11(H), TEPPCO AND FINA/BASF AGREE THAT ONLY ACTUAL DAMAGES AND LOSSES SHALL BE RECOVERABLE UNDER THIS AGREEMENT. TEPPCO AND FINA/BASF HEREBY WAIVE ANY RIGHT TO RECOVER SPECIAL, PUNITIVE, CONSEQUENTIAL, INCIDENTAL OR EXEMPLARY DAMAGES.

              (d) Expenses. Except as otherwise provided herein, each Party hereto shall pay its own expenses incurred in connection with this Agreement.

              (e) Assignment. Neither Fina, BASF, LP nor TEPPCO may sell, transfer, assign, pledge or hypothecate, in each case, by operation of law, change in control or otherwise, its rights, interests or obligations under this Agreement without the full consent of the other Parties; provided, however, Fina, BASF, LP and TEPPCO shall have the right, without the consent of any of the other Parties, to assign all its rights and obligations under this Agreement to an Affiliate or to a Third Party purchaser of all the assets of a Party to which this Agreement pertains provided that such Affiliate or Third Party has sufficient assets and financial strength acceptable to the other Parties, which acceptance shall not be unreasonably withheld; and further provided that

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contemporaneously with the assignment of such interest, the Affiliate or Third
Party to whom such interest is being assigned shall deliver to the other Parties to this Agreement a written agreement pursuant to which such Affiliate or Third Party agrees (i) to be bound by all the terms and provisions of this Agreement and any agreement referenced herein; and (ii) to perform and discharge the obligations and liabilities set forth in this Agreement and such other agreements. In the event TEPPCO should assign its rights and obligations under the Transportation Agreement to a Third Party, TEPPCO shall likewise assign its rights and obligations under this Agreement to such Third Party.

              (f) Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the Parties hereto. However, any Party may waive any condition to the obligations of such Party hereunder.

              (g) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by personal delivery or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective Parties as follows:

     If to Fina/BASF:

              Fina Oil and Chemical Company
              6000 Legacy Drive
              Plano, Texas  75024-3601
              Attention:  General Counsel



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
              BASF Corporation
              3000 Continental Drive - North
              Mount Olive, New Jersey  07828-1234
              Attention:  Vice President - Special Projects

              BASF Fina Petrochemicals, Limited Partnership
              Hwy 366 @ Gate 99 off Hwy 87
              Port Arthur, Texas  77642
              Attention:  Plant Manager

     If to TEPPCO:

              Texas Eastern Products Pipeline Company
              2929 Allen Parkway, Suite 3200
              Houston, Texas  77019
              Attention: Vice President - Business Development
              Telephone: (713) 759-3685
              Facsimile: (713) 759-3957


or to such other address as any Party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

              (h) Remedies. TEPPCO agrees that if for any reason Fina/BASF shall have exercised its rights under the Option and TEPPCO shall have failed to sell and transfer the Pipeline Facilities to Fina/BASF in accordance therewith or to perform its other obligations under the Option, then Fina/BASF shall be entitled to specific performance and injunctive and other equitable relief.

              (i) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to the principles of conflict of laws thereof. (j) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all

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
of which together shall constitute one and the same agreement.

              (k) Effect of Headings. The paragraph headings herein are for convenience only and shall not affect the construction thereof.

              (l) Third Party Beneficiaries. Except to the extent a Third Party is expressly given rights herein, any agreement contained, expressed or implied in this Agreement shall be only for the benefit of the Parties hereto and their respective legal representatives, successors and assigns, and such agreements shall not inure to the benefit of the obligees of any indebtedness of any Party hereto, it being the intention of the Parties hereto that no person or entity shall be deemed a Third Party beneficiary of this Agreement, except to the extent a Third Party is expressly given rights herein.

              (m) TEPPCO's Notification Obligation. In the event TEPPCO should sell the Pipeline Facilities to a Third Party, TEPPCO shall prior to such sale notify such Third Party of the provisions of this Agreement and upon the consummation of such sale assign its rights and obligations under this Agreement to such Third Party. TEPPCO agrees to indemnify and hold Fina/BASF harmless from and against any Claims or Losses Fina/BASF incurs as a result of TEPPCO not complying with the provisions of this Section 11(m).

              IN WITNESS WHEREOF, Fina/BASF and TEPPCO have executed the Agreement as of the date first written above.

                                    Fina Oil and Chemical Company


                                    By: /s/ MICHAEL J. COUCH
                                        ---------------------------------------
                                    Name: Michael J. Couch
                                          -------------------------------------
                                    Title: SENIOR VICE PRESIDENT
                                           ------------------------------------

                                    BASF CORPORATION


                                    By: /s/ CARL A. JENNINGS
                                        ---------------------------------------
                                    Name: Carl A. Jennings
                                          -------------------------------------
                                    Title: EXECUTIVE VICE PRESIDENT
                                           ------------------------------------

                                    BASF FINA PETROCHEMICALS
                                    LIMITED PARTNERSHIP BY ITS
                                    GENERAL PARTNERS

                                             FINA OIL AND CHEMICAL COMPANY

                                             By: /s/ MICHAEL J. COUCH
                                                 ------------------------------
                                             Name: Michael J. Couch
                                                   ----------------------------
                                             Title: SENIOR VICE PRESIDENT
                                                    ---------------------------

                                             BASF CORPORATION

                                             By: /s/ RUDOLF R. SCHNUR
                                                 ------------------------------
                                             Name: Rudolf R. Schnur
                                                   ----------------------------
                                             Title: VICE PRESIDENT
                                                    ---------------------------

                                    TE PRODUCTS PIPELINE COMPANY,
                                    LIMITED PARTNERSHIP, BY TEXAS
                                    EASTERN PRODUCTS PIPELINE COMPANY,
                                    GENERAL PARTNER


                                    By: /s/ DAVID LANGLEY
                                        ---------------------------------------
                                    Name: David Langley
                                          -------------------------------------
                                    Title: VICE PRESIDENT
                                           ------------------------------------


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